EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

                                    Subsidiary or                      Percent of    State of
Parent                              Organization                       Ownership     Incorporation
------                              ------------                       ---------     -------------
StateFed Financial Corporation      State Federal Savings and Loan     100%          Federal
                                    Association of Des Moines
State Federal Savings and Loan
Association of Des Moines           State Service Corporation          100%          Iowa